Joint Filer Information

NAME: Highbridge International LLC

ADDRESS:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Dov Pharmaceutical, Inc.

DATE OF EVENT REQUIRING STATEMENT: June 11, 2007

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC

              By: Highbridge Capital Management, LLC
                    its Trading Manager

              By: /s/ Carolyn Rubin
                 ----------------------------
                 Name: Carolyn Rubin
                 Title: Managing Director

                             Joint Filer Information

NAME: Glenn Dubin

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Dov Pharmaceutical, Inc.

DATE OF EVENT REQUIRING STATEMENT: June 11, 2007

SIGNATURE:
              /s/ Glenn Dubin
              ---------------------------
              GLENN DUBIN

                             Joint Filer Information

NAME: Henry Swieca

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Dov Pharmaceutical, Inc.

DATE OF EVENT REQUIRING STATEMENT: June 11, 2007

SIGNATURE:
              /s/ Henry Swieca
              ----------------------------
              HENRY SWIECA